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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   We have issued our report dated March 17, 1997, accompanying the consolidated financial statements and schedules of Oshman's Sporting Goods, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended February 1, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Oshman's Sporting Goods, Inc. on Form S-8, File No. 33-14665, File No. 33-41404, File No. 33-28357, File No. 33-53451,
File No. 33-54221 and File No. 33-64515.



GRANT THORNTON LLP


Houston, Texas
April 30, 1997